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                                                                 Exhibit 99.2(P)
                            SEI INVESTMENTS COMPANY

                                       AND

                                 SEI FUNDS, INC.



October __, 2003

The Board of Directors
SEI Absolute Return Fund, L.P.
One Freedom Valley Drive
Oaks, Pennsylvania 19456

To the Board of Directors:

         SEI Investments Company and SEI Funds, Inc. (the "Investors") herewith subscribes for $164,441 and $1,000 respectively of limited partnership interests ("Interests") in SEI Absolute Return Fund, L.P.

         In connection with such purchase, each Investor represents, solely with respect to such Investor, that such purchase is made for investment purposes by the Investor without any present intention of redeeming or selling such Interests.

                                                 Very truly yours,

                                                 SEI INVESTMENTS COMPANY

                                                 By: /s/ Kevin P. Robbins
                                                    ----------------------------
                                                    Name: Kevin P. Robbins
                                                    Title: Senior Vice-President

                                                 SEI FUNDS, INC.

                                                 By: /s/ Timothy D. Barto
                                                    ----------------------------
                                                    Name: Timothy D. Barto
                                                    Title: Vice-President and
                                                            Assistant Secretary